As filed with the Securities and Exchange Commission on May 14, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

under

The Securities Act of 1933

NiSource Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2108964
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

801 East 86th Avenue

Merrillville, Indiana 46410

(877) 647-5990

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

NISOURCE INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

David J. Vajda

Vice President, Treasurer and Chief Risk Officer

NiSource Inc.

801 East 86th Avenue

Merrillville, Indiana 46410

(877) 647-5990

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

With a copy to:

Samuel K. Lee Assistant General Counsel—Corporate & Securities and Assistant Secretary NiSource Inc. 801 East 86th Avenue Merrillville, Indiana 46410 (219) 647-4176	Robert J. Minkus Schiff Hardin LLP 233 South Wacker Drive, Suite 6600 Chicago, Illinois 60606 (312) 258-5500

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 share	900,000	$43.10(1)	$38,790,000(1)	$4,508(1)
Interests in the Plan	(2)	(2)	(2)	(2)

(1)	Estimated on the basis of the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on May 7, 2015. (See Rules 457(c) and 457(h) of the Securities Act of 1933.)

(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.

Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

REGISTRATION OF ADDITIONAL SECURITIES—EXPLANATORY NOTE

We are filing this registration statement to register an additional 900,000 shares of our common stock, par value $.01 per share (the “Common Stock”), for issuance under the NiSource Inc. Employee Stock Purchase Plan (the “Plan”). The increase in the number of shares authorized for issuance under the Plan was approved by our stockholders at our 2015 annual meeting held on May 12, 2015. On August 24, 2005 we filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Reg. No. 333-127812) registering 400,000 shares of our Common Stock issuable pursuant to the Plan, and on May 16, 2012 we filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Reg. No. 333-181461) registering an additional 400,000 shares of our Common Stock issuable pursuant to the Plan (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in this Registration Statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the Prior Registration Statements, the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8.

Item 8. Exhibits.

The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on May 12, 2015.

NISOURCE INC. (Registrant)

By:	/s/ Robert C. Skaggs, Jr.
Name: Robert C. Skaggs, Jr. Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Stephen P. Smith, Joseph W. Mulpas, David J. Vajda, Carrie J. Hightman and Robert E. Smith or any one of them his or her true lawful attorney-in-fact and agent with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROBERT C. SKAGGS, JR. Robert C. Skaggs, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2015

/S/ STEPHEN P. SMITH Stephen P. Smith	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 12, 2015

/S/ JOSEPH W. MULPAS Joseph W. Mulpas	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 12, 2015

Signature	Title	Date

/S/ RICHARD L. THOMPSON Richard L. Thompson	Chairman of the Board	May 12, 2015

/S/ RICHARD A. ABDOO Richard A. Abdoo	Director	May 12, 2015

/S/ ARISTIDES S. CANDRIS Aristides S. Candris	Director	May 12, 2015

/S/ SIGMUND L. CORNELIUS Sigmund L. Cornelius	Director	May 12, 2015

/S/ MICHAEL E. JESANIS Michael E. Jesanis	Director	May 12, 2015

/S/ MARTY R. KITTRELL Marty R. Kittrell	Director	May 12, 2015

/S/ W. LEE NUTTER W. Lee Nutter	Director	May 12, 2015

/S/ DEBORAH S. PARKER Deborah S. Parker	Director	May 12, 2015

/S/ TERESA A. TAYLOR Teresa A. Taylor	Director	May 12, 2015

/S/ CAROLYN Y. WOO Carolyn Y. Woo	Director	May 12, 2015

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on May 12, 2015.

NISOURCE INC. EMPLOYEE STOCK PURCHASE PLAN

By:	/S/ ROBERT E. SMITH
Robert E. Smith, Plan Administrator

EXHIBIT INDEX

The following documents are filed as part of the registration statement or are incorporated by reference:

Exhibit Number	Document Description

5	Opinion of Samuel K. Lee, Assistant General Counsel – Corporate and Securities

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Samuel K. Lee (included in Exhibit 5)

24	Power of Attorney (included on signature pages)